EXHIBIT 10.17


                               OPERATING AGREEMENT
                     OF LAND O' LAKES/HARVEST STATES, L.L.C.

This Operating Agreement is made as of the 30th day of May, 1998, by and between, Harvest States Cooperatives, a Minnesota cooperative corporation ("Harvest States") and Land O' Lakes, Inc., a Minnesota cooperative corporation ("Land O' Lakes"), collectively referred to herein as the "Members".

For the consideration of the mutual covenants hereinafter set forth, the Members hereby agree as follows:

                                   SECTION ONE
                                   DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section One (except as may be otherwise expressly provided in this Agreement or unless the context otherwise requires) shall, for all purposes of this Agreement, have the following respective meanings:

         "Act" means the act described in Section 2.01 of this Agreement.

         "Agreement" means this Operating Agreement as hereafter amended from time to time, including all Schedules and Exhibits attached hereto.

         "Capital Account" means the account of a Member which is maintained in accordance with the provisions of Section 4.07 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended and any successor thereto. Any reference herein to specific sections of the Code shall be deemed to include a reference to any corresponding provisions of future law.

         "Company" means Land O' Lakes/Harvest States Feeds, L.L.C., a Minnesota limited liability company.

         "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         "Defined Territory" shall mean that specific territory described in Schedule A attached hereto.

         "Depreciation" means, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

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         "Distribution" means the distributions to the Members of cash or other assets of the Company made from time to time pursuant to the provisions of this Agreement.

         "Feed Assets" shall mean those tangible and intangible feed assets contributed by Harvest States and Land O' Lakes pursuant to Schedules 4.08(a) and (b) attached hereto.

         "Feed Manager" means the individual hired by the Manager to oversee the day-to-day operations of the Company.

         "Financial Rights" means a Member's rights to share in Net Income and Net Losses and Distributions with respect to a Membership Interest in accordance with the terms of this Agreement.

         "Governance Rights" means all of a Member's rights as a Member in the Company other than Financial Rights and the right to assign Financial Rights.

         "Gross Asset Value" means with respect to any asset, the asset's adjusted basis or federal income tax purposes, except as follows:

         (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Members, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Schedule 4.08 shall be as set forth in such Schedule.

         (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Members as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), PROVIDED that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Members reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

         (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Members, and
         (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) (if a section 754 election is in effect), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph

         (vi) of the definition of "Profits" and "Losses"; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
         (iv).

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         If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

         "Manager" means a person elected, appointed, or otherwise designated as a manager by the Members, and any other person considered elected as a manager pursuant to the Act.

         "Member" means a person reflected in the required records of the Company as the owner of some Governance Rights of a Membership Interest of the Company, as reflected on Schedule 4.01 attached hereto.

         "Membership Interest" means a Member's interest in the Company consisting of the Member's Financial Rights and Governance Rights with respect to the Company.

         "Member Nonrecourse Debt" has the meaning given the term "partner nonrecourse debt" in Regulation Sections 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation Section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" has the meaning given the term "partner nonrecourse deductions" in Regulation Sections 1.704-2(i)(1) and 1.704(i)(2).

         "Net Income" and "Net Losses" mean respectively the profits and losses of the Company, as the case may be, as determined for federal income tax purposes as of the close of each of the fiscal years of the Company.

         "Nonrecourse Deductions" has the meaning set forth in Regulation
         Section 1.704-2(b)(1).

         "Nonrecourse Liability" has the meaning set forth in Regulation Sections 1.704-2(b)(3).

         "Profits and Losses" mean, for each fiscal year, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Code Section 703(a) (For this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

         (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

         (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of"Profits" and "Losses" shall be subtracted from such taxable income or loss;

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         (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

         (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

         (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation of such year, computed in accordance with the definition of Depreciation.

         (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

         (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.01 or Section 5.02 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 5.01 and 5.02 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

                                   SECTION TWO
                       FORMATION, NAME AND GENERAL PURPOSE

Section 2.01 Formation. The Members hereby form a limited liability company (the "Company") pursuant to the and the terms of this Agreement effective upon the filing of the Articles of Organization for the Company with the Minnesota Secretary of State. The Members shall execute and acknowledge any and all certificates and instruments and do all filing, recording and other acts as may be appropriate to comply with the requirements of the Act relating to the formation, operation and maintenance of the Company in accordance with the terms of this Agreement. The Company shall commence business operations on June 1, 1998.

Section 2.02 Intended Treatment. The Members intend that the Company shall be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. No Member shall take any action inconsistent with the express intent of the parties hereto. It is expressly provided, however, that the Members do not intend that the Company be treated as a "partnership" for purposes of Section 303 of the Bankruptcy Code.

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Section 2.03 Name. The name of the Company shall be Land O' Lakes/Harvest States
Feeds, L.L.C.

Section 2.04 Registered Office; Principal Executive Office. The Company's registered office and principal office shall be located at 5500 Cenex Drive, Inver Grove Heights, MN 55077.

Section 2.05 General Purposes and General Powers. The purposes of the Company shall be to operate and manage a business for the manufacture, marketing, and sale of animal feed products at wholesale (and retail sales from the feed mills operated by the Company), and development of livestock production and actual livestock production in the Defined Territory on behalf of and as agent for the Members, and for the operation of such other related activities as may be necessary to carry out said purposes. The Company shall not engage in any other business purposes without the unanimous approval of its Members. Except as otherwise set forth in this Agreement, the Company shall have all of those powers set forth in the Minnesota Limited Liability Company Act.

Section 2.06 Term. The term of the Company shall commence upon the filing of the Articles of Organization and shall have a perpetual duration, unless dissolved earlier according to law and/or the terms hereof.

Section 2.07 Initial Members. The name and address of each of the initial Members are as follows:

        Land O' Lakes, Inc.                 Harvest States Cooperatives
        5500 Cenex Drive                    5500 Cenex Drive
        Inver Grove Heights, MN 55077       Inver Grove Heights, MN 55077

                                  SECTION THREE
                        GOVERNANCE; CONDUCT OF OPERATIONS

Section 3.01 Governance. Except as set forth herein or otherwise required by statute, the Company shall be governed by the Members as set forth in Section 8.

Section 3.02 Trademark License Agreement with Members. The Company will enter into a Trademark License Agreement with each Member for the exclusive use by the Company in the Defined Territory of certain trademarks in connection with the manufacture and wholesale distribution of feeds and feed ingredients. Such Trademark License Agreements shall be substantially in the form of Schedule 3.02, attached hereto and made a part hereof.

Section 3.03 Ingredient Purchase Agreement. The Company will enter into an Ingredient Purchase Agreement with Land O' Lakes pursuant to which the Company will purchase from Land O' Lakes all of the Company's needs for premix products, vitamins, and minerals. The Ingredient Purchase Agreement is attached hereto and made a part hereof as Schedule 3.03.

Section 3.04 Facilities Lease Agreements. The Company will enter into Facilities Lease Agreements with Land O' Lakes and Harvest States pursuant to which the Company will lease some or all of the Feed Assets from Land O' Lakes and Harvest States. The Facilities Lease Agreements are attached hereto as Schedule 3.04.

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Section 3.04. Emplovee Leases. The Company will enter into the Land O' Lakes
Employee Lease with Land O' Lakes and the Harvest States Employee Lease pursuant to which the Company will lease from Land O' Lakes and Harvest States all of the Company's needs for the operations therein described. The Land O' Lakes Employee Lease and Harvest States Employee Lease are attached hereto and made a part hereof as Schedule 3.04.

Section 3.05 Services Agreements; No Employees. Unless otherwise agreed in accordance with Section 3.01, the Company shall hire no employees but, rather, shall enter into appropriate services agreements with entities and/or individuals as approved by the Members. The Company shall further enter into a Services Agreement with the Members in form and substance to be mutually agreed upon by the Members.

Section 3.06 Periodic Audit. Unless otherwise unanimously agreed by the Members, the books and records of the Company shall be audited annually as of the fiscal year end of the Company by the accounting firm serving Harvest States. The books of the Company shall be closed twice per year on August 31 and December 31.

                                  SECTION FOUR
                              MEMBERSHIP INTERESTS

Section 4.01 Membership Interests and Board Authority as to Additional Membership Interests. The names of the Members and their respective contributions and the agreed value thereof are reflected on Schedule 4.01, which is attached hereto and incorporated herein by reference. No additional contributions shall be accepted and no additional Membership Interests shall be granted by the Board without the consent of one hundred percent (100%) of the outstanding Governance Rights. Upon such consent and the issuance of additional Membership Interests, Schedule 4.01 shall be appropriately amended.

Section 4.02 Terms of Membership Interests. The original Membership Interests reflected in Schedule 4.01 are ordinary membership interests of one class, without series, and shall have the rights provided by law, subject to any statement in this Agreement of the specific rights or terms of such Membership Interests.

Section 4.03 Allocation of Profits and Losses. After giving effect to the special allocations set forth in Section Five, Profits for any fiscal year shall be allocated to the Members in proportion to their Financial Rights as reflected on Schedule 4.01. After giving effect to the special allocations set forth in Section Five, and subject to Section 5.05, Losses for any fiscal year shall be allocated to the Members in proportion to their Financial Rights as reflected on
Schedule 4.01.

Section 4.04 Operating Distributions. Any distributions authorized by the Board other than Liquidating Distributions pursuant to Section 4.05 shall be distributed among the Members based on their Financial Rights as reflected on
Schedule 4.01.

Section 4.05 Liquidating Distributions. If the Company is dissolved and its business is being liquidated, the Company shall cease to carry on its business, except to the extent necessary for the

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winding up of the business of the Company. The Company shall thereafter be wound up and terminated as provided hereunder and by the Act. All tangible or intangible property of the Company, including money, remaining after the discharge of the debts, obligations, and liabilities of the Company shall be distributed to the Members:

         (a)      to the Members in proportion to, and to the extent of, the positive balances in their Capital Accounts; and
         (b)      to the Members in accordance with their Financial Rights as set forth on Schedule 4.01.

Section 4.06 Voting. Except with respect to those items set forth on Schedule
4.06 which shall require unanimous consent, or except as otherwise specifically provided herein or required by law, Members shall be entitled to vote on all matters in proportion to their Governance Rights as set forth on Schedule 4.01.

Section 4.07 Capital Accounts. A separate Capital Account shall be maintained for each Member. Each Member's Capital Account shall be (I) increased by (a) the amount of money contributed by such Member, (b) the Fair Value of property contributed by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code
Section 752), (c) allocations to such Member, pursuant to Article V, of Company income and gain (or items thereof), and (d) to the extent not already netted out under clause (ii) (b) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and
(ii) decreased by (a) the amount of money distributed to such Member, (b) the Fair Value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Cold Section 752), (c) allocations to such Member, pursuant to
Article V, of Company loss and deductions (or items thereof), and (d) to the extent not already netted out under clause (I) (b) above, the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

         The foregoing provisions of this Section 4.07 and the other provisions of this Agreement relating to the maintenance of the Capital Accounts are intended to comply with Treasury Regulation ss.ss.1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Members determine that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such treasury Regulations, the Members may cause such modification to be made provided that it is not likely to have a material effect on the amounts distributable to either Member upon the dissolution of the Company.

Section 4.08 Initial Capital Contributions. As requested by the Company, and on a pro rata basis based on each Member's Financial Rights, the initial Members shall make the following contributions to the capital of the Company:

         (a) Harvest States shall contribute the Harvest States Feed Assets as set forth on attached Schedule 4.08(a).
         (b) Land O' Lakes shall contribute the Land O' Lakes Feed Assets as set forth on attached Schedule 4.08(b).

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Section 4.09 Additional Capital Contributions. Except to the extent to pay for reasonable expenses customarily and regularly incurred in connection with the Agreements referenced in Section Three, no Member shall have any obligation to make additional capital contributions to the Company or to fund, advance, or loan money which may be necessary to pay deficits, if any, incurred by the Company during the term hereof. Members may make loans to the Company from time to time, as authorized by the Board. Any payment or transfer accepted by the Company from a Member which is not a capital contribution complying with Section
4.01 shall be deemed a loan and shall neither be treated as a contribution to the capital of the Company for any purpose hereunder, nor entitle such Member (as such) to any increase in such Member's Financial Rights or Governance Rights. Any such loan shall be repaid at such times and with such interest (at rates not to exceed the maximum permitted by law) as the Board and the lending Member shall reasonably agree.

Section 4.10 Statement of Membership Interest. At the request of any Member, the Company shall state in writing the particular Membership Interest owned by that Member as of the moment the Company makes the statement. The statement must describe the Member's rights to vote, to share in profits and losses, and to share in distributions, restrictions on assignment(s) of Financial Rights and/or Governance Rights, as well as any assignment of the Member's rights then in effect other than a security interest.

Section 4.11 Declaration of Distributions. The Members shall have the authority to declare distributions upon the Membership Interests of the Company to the extent permitted by law.

                                  SECTION FIVE
                          SPECIAL ALLOCATION PROVISIONS

Section 5.01 Tax Allocations.

         (i) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this
Section 5, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 5.01(i) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

         (ii) Member Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company fiscal year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal

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to such Person's share of the net decrease in Member Nonrecourse Debt Minimum gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 5.01(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

         (iii) Oualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations
Section 1.704-l(b)(2)(ii)(d)(4), Regulations Section 1.704-l(b)(2)(ii)(d)(5), or
Regulations Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.01(iii) shall be made if only to the extent that such Member would have Adjusted Capital Account Deficit after all other allocations provided for this Section 5 have been tentatively made as if this Section 5.01(iii) were not in the Agreement.

         (iv) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Company Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of such Member's Promissory Note or otherwise), and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 5.01(iv) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for this Section 5 have been tentatively made as if this Section 5.01(iv) and Section 5.01(iii) here of were not in the Agreement.

         (v) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their Financial Rights in the Company, as reflected in Schedule 4.01.

         (vi) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member or Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

         (vii) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required (if a section 754 election is in effect), pursuant to Regulation Section 1.704-1(b)(2)(iv)(m)(2) or Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Member in complete liquidation of his interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and

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such gain or loss shall be specifically allocated to the Members in accordance with their interests in the Company in the event Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or the Members to whom such distribution was made in the event that Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.02 Curative Allocations. The allocations set forth in Sections 5.01 (i), (ii),
(iii), (iv), (v), (vi), and (vii) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5.02. Therefore, notwithstanding any other provision of this
Section 5 (other than the Regulatory Allocations), the Member(s) shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 4.03. In exercising its discretion under this
Section 5.02, the Members shall take into account future Regulatory Allocations under Sections 5.01(i) and (ii) that, although not yet made, are likely to offset Regulatory Allocations made under Section 5.01(v) and Section 5.01(vi).

5.03 Other Allocation Rules
         (a) The Members are aware of the income tax consequences of the allocations made by this Section 5 and hereby agree to be bound by the provisions of this Section 5 in reporting their shares of Company income and loss for income tax purposes.

         (b) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are the Members' Financial Rights in the Company, as reflected on Schedule 4.01 hereof.

5.04 Tax Allocations Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

         In the event the Gross Asset Value of any Company asset is adjusted due to a revaluation of Company assets under Regulation Section 1.704-l(b)(2)(iv)(f), subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

         The Members hereby agree that any allocations described in this Section 5.04, relating to tax allocations under section 704(c), shall be determined in accordance with the traditional method of making section 704(c) allocations as described in Regulation Section 1.704-3(b). Allocations pursuant to this section
5.04 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital

Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

5.05 Loss Limitation. Losses allocated pursuant to Section 4.03 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section
4.03 hereof, the limitations set forth in this Section 5.05 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member's Capital Accounts so as to allocate the maximum permissible Losses to each Member under Regulation Section 1.704(b)(2)(ii)(d).

                                   SECTION SIX
                              TRANSFER OF INTERESTS

Section 6.01 Transfers. A Member may assign the Member's full Membership Interest only by assigning all of the Member's Governance Rights coupled with a simultaneous assignment to the same assignee of all of the Member's Financial Rights. Any assignment of any Governance Rights or Financial Rights is effective only if: (i) all the Members, other than the Member seeking to make the assignment, approve the assignment by unanimous written consent, which consent may be given or withheld, conditioned or delayed as the remaining Members may determine in their sole discretion, and (ii) if the assignee executes this Agreement as amended to reflect such assignee's interest in the Company and any other instrument or instruments that the remaining Members may deem necessary or desirable to effect such assignment.

                                  SECTION SEVEN
                        RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01 Limitation of Liability. Each Member's liability for the debts and obligations of the Company shall be limited as set forth in Minnesota Code
Section 490A.601 and other applicable law.

Section 7.02 Access to Company Records. Upon the written request of any Member, the Company shall allow any Member to inspect and copy, at the Member's expense, all Company records.

Section 7.03 Dedication of Assets; Exclusive Use Covenants. As part of the consideration for formation of the Company, Land O' Lakes and Harvest States have agreed, subject to exceptions described in this Agreement, to dedicate the use of all of their respective current and future wholesale feed assets within the Defined Territory to the use of the Company within the Defined Territory. Except for existing operations of any Member set forth on Schedule 7.03, no Member shall, without the unanimous written consent of all other Members, directly or indirectly own, operate or engage in the manufacture, wholesale marketing or wholesale sale of animal feeds or animal feed products in the Defined Territory in competition with the Company; provided, however, that no consent shall be required if the Member agrees to sell any competing wholesale feed business acquired by the Member to the Company in accordance with Section
7.04. If a Member violates the terms of this Section 7.03 the other Member's sole remedy shall be to terminate this Agreement and dissolve the Company in accordance with Section Thirteen.

Section 7.04 Additional Feed Assets. It is the intent of the Members that Harvest States and Land O' Lakes shall transfer the assets used in the manufacture or wholesale marketing of animal feed and described on Schedule A to the Company upon its formation. If after the formation of the Company, Harvest States or Land O' Lakes acquire additional wholesale feed assets, (whether by acquisition, merger, consolidation or otherwise) within the Defined Territory, the acquiring Member shall not be deemed in violation of Section 7.03 if such Member leases said assets and sells said competing business to the Company. The purchase price for any such business shall be as mutually agreed upon by the Members. In the event the Members are unable to so agree, the purchase price for the business shall be its value on a going-concern basis, to be determined as follows:

         Each Member shall, at its own expense, select a disinterested, MAI-certified appraiser. The two appraisers so selected shall select a third disinterested, MAI-certified appraiser, and the three shall proceed to value the assets in question as rapidly as possible. The purchase price shall be the average of the three appraisals. The costs of the third appraiser shall be shared equally by the Members.

Section 7.05 Relations between Members. Except as otherwise expressly provided herein, nothing in this Agreement shall be deemed to restrict in any way the freedom of any of the Members to conduct any other business or activity whatsoever. Except as expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company or any other Member. The creation of the Company shall not convey to a Member, by operation of law or otherwise, any interest in, right to, or ownership of any asset or property of the other Member. No Member shall become responsible for any of the debts, obligations or liabilities of the other, and no Member shall be constituted the agent or attorney in fact of the other. Any transaction unrelated to the purposes of the Company engaged in by a Member shall be solely the liability and responsibility of such Member, who shall not be authorized to bind any other Member as agent or otherwise with respect to such transaction.

                                  SECTION EIGHT
                           MEMBER MEETINGS; MANAGEMENT

Section 8.01 Management. The business and affairs of the Company shall be managed by the Members in accordance with this Article Eight. All decisions concerning the management of the Company's Business shall be made by the Members acting through the Member's Representatives and the officers of the Company as provided in Section Nine. Except upon the express authorization or designation by the Members or the Member Representatives acting in accordance with this Agreement, no Member shall have any unilateral right or authority to take any action on behalf of the Company with respect to third parties. Each Member Representative shall be an officer, director or employee of the appointing Member. The Member Representatives shall serve as such without compensation.

Section 8.02 Place of Meetings. Each meeting of the Members shall be held at the principal office of the Company located at Inver Grove Heights, Minnesota, or at such other place as may be agreed upon by the Members provided, however, that any meeting called by or at the demand of a Member or Members shall be held in the principal office of the Company.

Section 8.03 Regular Meetings. Regular meetings of the Members shall be held at least on an annual basis and on a more frequent basis if agreed upon by the Members. At each regular meeting the Members entitled to vote may transact any business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

Section 8.04 Special Meetings. A special meeting of the Members may be called for any purpose or purposes at any time by the Feed Manager; by the Treasurer or by one or more Members owning not less than ten percent of the Governance Rights, who shall demand such special meeting by written notice given to the Feed Manager or the Treasurer of the Company specifying the purposes of such meeting.

Section 8.05 Meetings Held Upon Member Demand. Within 30 days after receipt of a demand by an officer of any Member entitled to call a meeting of the Members, it shall be the duty of the Manager to cause a special or regular meeting of Members, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand.

Section 8.06 Adjournments. Any meeting of the Members may be adjourned from time to time to another date, time and place within 120 days after the date fixed for the original meeting. If any meeting of the Members is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

Section 8.07 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the Members, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every owner of Membership Interests entitled to vote at such meeting except as specified in
Section 7.05 or as otherwise permitted by law. The business transacted at a special meeting of Members is limited to the purposes stated in the notice of the meeting.

Section 8.08 Waiver of Notice. A Member may waive notice of the date, time, place and purpose or purposes of a meeting of Members. A waiver of notice by a Member entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a Member at a meeting is a waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 8.09 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting by written action signed by all of the Members entitled to vote on that action.

Section 8.10 Quorum. For purposes of Member meetings, a quorum shall consist of those Member Representatives (as defined in Section 8.11) eligible to cast one hundred percent (100%) of the outstanding Governance Rights. A quorum shall be required to conduct business at any Member meeting.

Section 8.11 Member Representatives. Each Member may designate its representative(s) who shall vote and act on such Member's behalf at membership meetings ("Member Representative(s)") and with respect to all matters to be acted upon by the Members under the terms of this Agreement. Until all Members are notified to the contrary, the following individuals shall act as Member Representative(s) of the respective Members as follows:

         HARVEST STATES                   LAND O' LAKES

         1. Michael Bergeland             1. Bob DeGregorio
         2. David Swenson                 2. Duane Halverson

Any Member Representative shall have the authority to vote the entire Governance Rights of the Member he or she represents.

                                  SECTION NINE
                                    OFFICERS

Section 9.01 Number and Designation. The Company shall have one or more natural persons exercising the functions of the position of Land O' Lakes/Harvest States Feeds, L.L.C., Manager, Treasurer, and Secretary. The Members shall elect the Company's Manager, Treasurer, and Secretary, and may elect or appoint such other managers or agents as it deems necessary for the operation and management of the Company, with such powers, rights, duties and responsibilities as may be determined by the Board, each of whom shall have the powers, rights, duties and responsibilities set forth in this Agreement unless otherwise determined by the Board. Any of the above positions may be held by the same person.

Section 9.02 Company Manager. Unless provided otherwise by a resolution adopted by the Members, the Company Manager (a) shall have general active management of the business of the Company; (b) shall, when present, preside at all meetings of the Members and Board; c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and Members; (e) shall execute and deliver in the name of the Company contracts and the like within authority as granted by the Members; and (f) shall perform such other duties as may from time to time be prescribed by the Board. The Company Manager shall be an employee of either Land O' Lakes or of Harvest States and shall perform the above duties pursuant to either the Land O' Lakes Employee Lease described in Section 3.04 or the Harvest States Employee Lease described in Section 3.05.

Section 9.03 Treasurer. Unless provided otherwise by a resolution adopted by the Members, the Treasurer (a) shall keep accurate financial records for the Company; (b) shall deposit all money, drafts and checks in the name of and to the credit of the Company in such banks and depositories as the

Board shall designate from time to time; c) shall endorse for deposit all notes, checks and drafts received by the Company as ordered by the Board, making proper vouchers therefor; (d) shall disburse Company funds and issue checks and drafts in the name of the Company, as ordered by the Board; (e) shall render to the Company Manager and the Board, whenever requested, an account of all of such manager's transactions as Treasurer and of the financial condition of the Company; and (f) shall perform such other duties as may be prescribed by the Board or the Company Manager from time to time.

Section 9.04 Secretary. The Secretary, unless otherwise determined by the Members, shall attend all meetings of the Members and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by this Agreement, the Secretary shall give or cause to be given notice of all meetings of the Members and all meetings of the Board.

Section 9.05 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Members. Unless prohibited by a resolution approved by the Board, any officer other than the Company Manager may, without the approval of the Board, delegate some or all of the duties and powers of a position to other persons.

Section 9.06 Term, Resignation and Removal, Vacancy. All officers of the Company shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal. An officer may resign at any time by giving written notice to the Company. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective date is specified in the notice. An officer may be removed at any time, with or without cause, by a resolution unanimously approved by all of the Members. A vacancy in an officer's position because of death, resignation, removal, disqualification or other cause, shall be filled for the unexpired portion of the term by the unanimous consent of all of the entire Members.

Section 9.07 Salaries. The salary of the Company Manager of the Company shall be approved by the Members. The salaries of any other officers shall be fixed by the Company Manager.

Section 9.08 Required Records. At the expense of the Company, the Secretary shall maintain at a minimum the following records ("Required Records") at the Company's principal office:

         (a) A current list of the full name and last known business, residence or mailing address of each Member, Substituted Member, Manager, and Governor, both past and present;
         (b) A current list of the full name and last known business, residence, or mailing address of each assignee of Financial Rights other than a secured party, and a description of the rights assigned;
         (c) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

         (d) Copies of the Company's currently effective written Operating Agreement and all amendments thereto, copies of any similar prior written agreements no longer in effect, and copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property, or services;
         (e) Copies of the Company's federal, state and local income tax returns and reports for the three most recent years;
         (f) Records of all proceedings of Members for the last three years;
         (g)      Reports made to Members generally within the last three years;
         (h)      Copies of financial statements of the Company;
         (i)      Minutes of every annual or special meeting of the Members;
         (j) Any written consents obtained from Members for actions taken by Members without a meeting;
         (k)      Minutes of every annual or special meeting of the Members;
         (l)      A statement of all contributions accepted;
         (m)      A statement of all contribution agreements;
         (n)      A statement of all contribution allowance agreements;
         (o)      An explanation of any restatement of value; and
         (p)      Any written consents obtained from Members.

                                   SECTION TEN
                                 INDEMNIFICATION

Section 10.01 Indemnification By Company. The Company shall indemnify its Members, Member Representatives and Officers for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes Section 322B.699, as amended from time to time, or as required or permitted by other provisions of law.

Section 10.02 Indemnification By Members. Each Member shall indemnify the other Member, the other Member's Representatives and the Company from any debts, liabilities, obligations, claims, damages, costs and expenses (including reasonable attorney's fees) arising out of or related to the indemnifying Member's operation of the businesses transferred to the Company prior to the transfer, except to the extent specifically assumed by the Company.

Section 10.03 Insurance. The Company may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the person against the liability.

                                 SECTION ELEVEN
                                   TAX MATTERS

Section 11.01 Tax Characterization and Returns. The Members acknowledge that the Company will be treated as a "partnership" for tax purposes. Within 90 days after the end of each fiscal year, the Company Manager will cause to be delivered to each person who was a Member at any time during such fiscal year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's federal or state income tax (or information) returns, including a statement showing each Member's share of income, gain, or loss and credits for such fiscal year for federal or state income tax purposes.

Section 11.02 Tax Matters Partner. Harvest States shall act on behalf of the Company as the "tax matters partner" within the meaning of Section 6231(a)(7) of the Code.

Section 11.03 Fiscal Year. The fiscal year of the Company shall end on the last day of August of each calendar year unless the Members unanimously agree to elect another fiscal year.

                                 SECTION TWELVE
                                   AMENDMENTS

Section 12.01 Amendment of Agreement. No change, modification or amendment of this Agreement shall be valid or binding unless such change, modification or amendment shall be in writing signed by the holders of one hundred percent (100%) of the then outstanding Governance Rights.

                                SECTION THIRTEEN
                      UNWIND PROVISIONS; DISPUTE RESOLUTION

Section 13.01 Triggering Events. If any of the following events occur, then this Agreement may be terminated and the Company dissolved in accordance with the provisions of Section 13.02, but only after engaging in the dispute resolution procedures described in Section 13.03:

         (a) If the relationship between the Members has deteriorated to the extent that they cannot continue to manage the Company together or if the Members are deadlocked on an issue which has a material adverse affect on the operations of the Company (a "13.01(a) Event").
         (b) If either Member is in breach of any covenant or undertaking of Section 7.03 (a "13.01(b) Event").
         (c) If Harvest States, except for Harvest States' existing operations set forth on Schedule 13.01 (c), fails to use the Company as its sole agent in the manufacture, wholesale marketing or wholesale sale of animal feeds or animal feed products in the United States (a"13.01(c) Event").
         (d) If, without the consent of all other Members, any Member is a party to a merger or consolidation with a company having a net worth in excess of $ 15 million, or a sale of substantially all of its assets(a "13.01 (d) Event").
         (e) If, without the consent of all other Members, any Member acquires or operates a business which does create, or has the reasonable potential of creating either a conflict of interest of, or use of confidential or proprietary information or knowledge or expertise of another Member by, such acquiring Member, either directly or through the Company, including without limitation by reason of administration of the Ingredients Purchase Agreement or the purchase of grain by or for the Company (a "13.01(e) Event").

Section 13.02 Dissolution Option. If a 13.01(a) Event occurs then either Member, if a 13.01(b) Event occurs then the non-breaching Member, if a 13.01(c) Event occurs then Land O' Lakes, if a 13.01(d) or 13.01(c) Event occurs then the non-consenting Member, shall have the option to terminate this Agreement and dissolve the Company (the "Dissolution Option"). The Dissolution Option shall be exercised by the appropriate Member by written notice to the other Member within 60 days after the end of the Dispute Resolution Period and dispute resolution procedures described in Section 13.03 if the Members have not resolved the dispute within the Dispute Resolution Period.

Section 13.03 Dispute Resolution. If an event described in Section 13.01 occurs, the Members shall use their good faith efforts during a ninety (90) day period following the occurrence of the event (the "Dispute Resolution Period") to resolve the matter and continue to operate the Company under the terms of this Agreement. During the Dispute Resolution Period the Members shall attempt to resolve the matter in dispute by mediation between the President of Harvest States and the Chief Executive Officer of Land O' Lakes. If the Members have been unable to resolve the matter by the end of the Dispute Resolution Period, the appropriate Member may terminate this Agreement and dissolve the Company as provided in Section 13.02.

Section 13.04 Dissolution of The Company. If the Company is dissolved pursuant to this Section 13, the leases and all other contracts between the Members and the Company shall be terminated as soon as commercially reasonable but in any event within 60 days following the delivery of the written notice required by
Section 13.02. The remaining assets of the Company shall thereafter be liquidated in accordance with applicable law. The Members Representatives shall act as the liquidators. The proceeds from the liquidation of the Company's assets shall be distributed in the following order of priority:

         (a) First, to the payment of liquidation expenses and debts owing to creditors, in the order provided by law, except those expenses and debts owing to the Members.
         (b) Second, to the setting up of any reserves that the liquidators may deem necessary or appropriate for any anticipated obligation or contingencies of the Company.
         (c)      Third, to debts owing to the Members.
         (d) Fourth, to the Members in accordance with their respective capital accounts.

                                SECTION FOURTEEN
                                  MISCELLANEOUS

Section 14.01 Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Minnesota.

Section 14.02 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Members, and their permitted successors and assigns.

Section 14.03 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

Section 14.04 Multiple Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

Section 14.05 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

Section 14.06 No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 14.07 Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to a Member at the address specified in the Company's Required Records. Any Member or the Company may, at any time by giving 5 days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

Section 14.08. Remedies. Any remedies provided herein shall be in addition to, and not in lieu of, any remedies available at law or in equity. In the event of a breach hereunder, the prevailing party shall be entitled to receive from the other party(ies) its attorneys fees reasonably incurred as a result of such breach.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement the day and year first set forth above.

LAND O' LAKES, INC.                         HARVEST STATES COOPERATIVES


By:  /s/ Duane Halverson                    By:  /s/ David Swenson
     -------------------------------             -------------------------------


its  Executive Vice President               its  Senior Vice President
     -------------------------------             -------------------------------